SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 10, 2003 (December 9, 2003)
Date of Report (Date of earliest event reported)

RCN Corporation
(Exact name of Registrant as specified in its charter)

Delaware	0-22825	22-3498533
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Carnegie Center
Princeton, NJ 08540-6215
(Address of principal executive offices, including zip code)

(609) 734-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure

On December 9, 2003, RCN Corporation announced the launch of iT Television (iT Tv), the first true “People’s Channel,” with a direct link to the Internet for customers to submit their feedback about the channel’s programming. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

a)	Exhibits

Exhibit 99.1	RCN Corporation Press Release, dated December 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2003

RCN Corporation

By:	/s/ W. Terrel Wingfield

Name:	W. Terrell Wingfield
Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	RCN Corporation Press Release, dated December 9, 2003